EXECUTION COPY


--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     Between

                              ST. JOHN KNITS, INC.

                   ST. JOHN KNITS INTERNATIONAL, INCORPORATED

                              SJKACQUISITION, INC.

                                       and

                             PEARL ACQUISITION CORP.

                          Dated as of February 2, 1999

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE 1.  THE REORGANIZATION MERGER .....................................  2
      SECTION 1.1      The Reorganization Merger; Filing and Effective
                         Time of the Reorganization Merger ................  2
      SECTION 1.2      Closing ............................................  3
      SECTION 1.3      Effects of the Reorganization Merger ...............  3
      SECTION 1.4      Articles of Incorporation; By-Laws .................  3
      SECTION 1.5      Directors and Officers .............................  3
      SECTION 1.6      Employee Benefit Plans .............................  4

ARTICLE 2. EFFECT OF THE REORGANIZATION MERGER ON THE CAPITAL STOCK OF THE
           COMPANY AND MERGER SUB .........................................  4
      SECTION 2.1      Effect on Capital Stock ............................  4
      SECTION 2.2      Company Dissenting Shares ..........................  4
      SECTION 2.3      Notification of Transfer Agent .....................  5
      SECTION 2.4      Stock Certificates .................................  5

ARTICLE 3. THE ACQUISITION MERGER .........................................  6
      SECTION 3.1      The Acquisition Merger; Filing and Effective Time
                         of the Acquisition Merger ........................  6
      SECTION 3.2      Closing ............................................  6
      SECTION 3.3      Effects of the Acquisition Merger ..................  6
      SECTION 3.4      Certificate of Incorporation; By Laws ..............  6
      SECTION 3.5      Directors and Officers .............................  7

ARTICLE 4. EFFECT OF THE ACQUISITION MERGER ON THE CAPITAL STOCK OF PARENT
           AND ACQUISITION ................................................  7
      SECTION 4.1      Effect on Capital Stock ............................  7
      SECTION 4.2      [Not Used] .........................................  8
      SECTION 4.3      Parent Common Stock Elections ......................  8
      SECTION 4.4      Proration ..........................................  9
      SECTION 4.5      Treatment of Options and Other Employee Equity
                         Rights ........................................... 10
      SECTION 4.6      Surrender of Shares; Transfer Books ................ 11

                                                                           Page
                                                                           ----

      ARTICLE 5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...... 13
      SECTION 5.1      Organization and Qualification; Subsidiaries ....... 13
      SECTION 5.2      Articles of Incorporation and By-Laws .............. 14
      SECTION 5.3      Capitalization ..................................... 14
      SECTION 5.4      Authority Relative to This Agreement ............... 15
      SECTION 5.5      No Conflict; Required Filings and Consents ......... 16
      SECTION 5.6      Compliance ......................................... 17
      SECTION 5.7      SEC Filings; Financial Statements; Undisclosed
                         Liabilities ...................................... 17
      SECTION 5.8      Absence of Certain Changes or Events ............... 18
      SECTION 5.9      Absence of Litigation .............................. 18
      SECTION 5.10     Properties ......................................... 19
      SECTION 5.11     Employee Benefit Plans ............................. 19
      SECTION 5.12     Tax Matters ........................................ 21
      SECTION 5.13     Environmental Laws ................................. 22
      SECTION 5.14     Material Contract Defaults; Non-Compete ............ 23
      SECTION 5.15     Intellectual Property .............................. 23
      SECTION 5.16     Transactions with Affiliates ....................... 24
      SECTION 5.17     Brokers ............................................ 25
      SECTION 5.18     Opinion of Financial Advisor ....................... 25
      SECTION 5.19     Board Recommendation; Approval of Independent
                         Committee ........................................ 25
      SECTION 5.20     Vote Required; State Takeover Statutes ............. 26
      SECTION 5.21     Proxy Statement .................................... 26
      SECTION 5.22     Rights Plan ........................................ 27

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF ACQUISITION .................. 28
      SECTION 6.1      Corporate Organization ............................. 28
      SECTION 6.2      Authority Relative to This Agreement ............... 28
      SECTION 6.3      No Conflict; Required Filings and Consents ......... 28
      SECTION 6.4      Proxy Statement; Schedule 13E-3 .................... 29
      SECTION 6.5      Brokers ............................................ 29
      SECTION 6.6      Commitment Letters ................................. 29
      SECTION 6.7      Newly Formed Entity ................................ 29
      SECTION 6.8      Capitalization ..................................... 30

ARTICLE 7. CONDUCT OF BUSINESS PENDING THE MERGERS ........................ 30
      SECTION 7.1      Conduct of Business of the Company Pending the
                         Mergers .......................................... 30
      SECTION 7.2      WARN ............................................... 32

                                                                           Page
                                                                           ----

ARTICLE 8. ADDITIONAL AGREEMENTS .......................................... 33
      SECTION 8.1      Shareholders Meeting ............................... 33
      SECTION 8.2      Proxy Statement; Form S-4; Schedule 13E-3 .......... 33
      SECTION 8.3      Access to Information; Confidentiality ............. 34
      SECTION 8.4      No Solicitation .................................... 35
      SECTION 8.5      Employee Benefits Matters .......................... 36
      SECTION 8.6      Directors' and Officers' Indemnification and
                         Insurance ........................................ 36
      SECTION 8.7      Notification of Certain Matters .................... 37
      SECTION 8.8      Further Action; Reasonable Best Efforts ............ 37
      SECTION 8.9      Public Announcements ............................... 39
      SECTION 8.10     Disposition of Litigation. ......................... 40
      SECTION 8.11     Affiliates ......................................... 40
      SECTION 8.12     Resignation of Directors ........................... 40
      SECTION 8.13     Stop Transfer Order ................................ 40
      SECTION 8.14     Certain Covenants of Parent and the Company ........ 40

ARTICLE 9. CONDITIONS TO THE MERGERS ...................................... 41
      SECTION 9.1      Conditions to Obligation of Each Party to Effect the
                         Mergers .......................................... 41
      SECTION 9.2      Additional Condition to the Acquisition Merger ..... 41
      SECTION 9.3      Conditions to Obligation of Acquisition to
                         Consummate the Acquisition Merger ................ 42
      SECTION 9.4      Conditions to Obligation of Parent to Consummate
                         the Acquisition Merger ........................... 43

ARTICLE 10. TERMINATION, AMENDMENT AND WAIVER ............................. 44
      SECTION 10.1     Termination ........................................ 44
      SECTION 10.2     Effect of Termination .............................. 45
      SECTION 10.3     Termination Fees and Expenses ...................... 45
      SECTION 10.4     Amendment .......................................... 47
      SECTION 10.5     Waiver ............................................. 47

ARTICLE 11. GENERAL PROVISIONS ............................................ 48
      SECTION 11.1     Non-Survival of Representations, Warranties and
                         Agreements ....................................... 48
      SECTION 11.2     Notices ............................................ 48
      SECTION 11.3     Certain Definitions and Interpretations ............ 49
      SECTION 11.4     Severability ....................................... 50
      SECTION 11.5     Entire Agreement; Assignment ....................... 51
      SECTION 11.6     Parties in Interest ................................ 51

                                                                           Page
                                                                           ----

      SECTION 11.7     Governing Law ...................................... 51
      SECTION 11.8     Headings ........................................... 51
      SECTION 11.9     Counterparts ....................................... 51
      SECTION 11.10    Enforcement; Jurisdiction .......................... 51

Exhibit A - Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of February 2, 1999 (the "Agreement"), among St. John Knits, Inc., a California corporation (the "Company"), St. John Knits International, Incorporated, a Delaware and Barbados corporation ("Parent"), Pearl Acquisition Corp., a Delaware corporation ("Acquisition"), and SJKAcquisition, Inc., a California corporation which is a direct, wholly owned subsidiary of Parent ("Merger Sub").

            WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of each of Parent, Merger Sub and the Company and their respective shareholders that Merger Sub be merged with and into the Company (the "Reorganization Merger"), with the Company as the surviving corporation (the "Company Surviving Corporation"), in accordance with the terms and conditions set forth in this Agreement, and such Boards of Directors have approved and authorized the principal terms of this Agreement and the Reorganization Merger, pursuant to which each share of common stock, no par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Reorganization Merger (as defined in Section 1.1), together with the associated purchase rights (the "Company Rights") under the Rights Agreement (as defined in Section 5.22 hereof), will be converted into one share of Parent Common Stock, other than (a) Company Dissenting Shares (as defined in Section 2.2) and (b) shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary of the Company;

            WHEREAS, the respective Boards of Directors of Parent and Acquisition have determined that it is advisable and fair to and in the best interests of their respective shareholders that Acquisition be merged with and into Parent (the "Acquisition Merger" and, together with the Reorganization Merger, the "Mergers"), with Parent as the surviving corporation (the "Parent Surviving Corporation"), in accordance with the terms and conditions set forth in this Agreement, and such Boards of Directors have approved and authorized this Agreement and the Acquisition Merger, pursuant to which each share of common stock, par value $.01 per share, of Parent (the "Parent Common Stock") issued and outstanding immediately prior to the Effective Time of the Acquisition Merger (as defined in Section 3.1(b)), will, at the election of the holder thereof and subject to the terms hereof, be converted into either (i) the right to receive one share of Parent Common Stock or (ii) the right to receive $30 per share in cash, other than shares of Parent Common Stock owned, directly or indirectly, by Parent or any subsidiary (as defined in Section 11.3) of the Parent or by Acquisition or any subsidiary of Acquisition or Acquisition's parent (which shall be canceled);

            WHEREAS, in accordance with the California General Corporation Law (the "California GCL") the vote of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon is required to approve the principal terms of this Agreement and the Reorganization Merger;

            WHEREAS, the vote of a majority of the outstanding shares of the Parent Common Stock entitled to vote thereon is required to adopt this Agreement in respect of the Acquisition Merger;

            WHEREAS, Acquisition is a newly formed corporation organized at the direction of Vestar Capital Partners III, L.P. ("Vestar") and Vestar/Gray Investors LLC, a limited liability company formed at the direction of Vestar ("Vestar/Gray"), which prior to the consummation of the Acquisition Merger will own all the outstanding capital stock of Acquisition;

            WHEREAS, as a condition to Acquisition's willingness to enter into this Agreement and consummate the transactions contemplated hereby, the Board of Directors of each of the Company and Parent has approved, and the Management Shareholders (each as defined in the Voting Agreement (as defined below)) have entered into, the Voting Agreement, dated as of the date hereof, among Vestar Capital Partners III, L.P., Vestar/Gray and the Management Shareholders (the "Voting Agreement") pursuant to which, among other things, the Management Shareholders have agreed (a) to vote the shares of Company Common Stock beneficially owned by them (including shares of Company Common Stock issued upon the exercise of Company Options) in accordance with the Voting Agreement and (b) prior to the consummation of the Reorganization Merger, to contribute all of their issued and outstanding shares of Company Common Stock to Vestar/Gray in exchange for a combination of $30 per share in respect of 237,000 shares of Company Common Stock and an approximately 15.9% interest in Vestar/Gray in respect of 968,983 shares of Company Common Stock;

            WHEREAS, each of Merger Sub, Acquisition, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

            WHEREAS, it is intended that the Acquisition Merger be recorded as a recapitalization for financial reporting purposes; and

            WHEREAS, it is intended that the Reorganization Merger and the Acquisition Merger be treated, collectively, as a transfer to a controlled corporation within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1.

                            THE REORGANIZATION MERGER

            SECTION 1.1 The Reorganization Merger; Filing and Effective Time of the Reorganization Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the California GCL, at the Effective Time of the Reorganization Merger (as defined below), Merger Sub shall be merged with and into the Company. As a result of the

Reorganization Merger, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Reorganization Merger. The parties hereto shall cause the Reorganization Merger to be consummated as soon as practicable after the Reorganization Closing (as defined in Section 1.2) by filing an agreement of merger with the Secretary of State of the State of California, in such form as required by and executed in accordance with the relevant provisions of the California GCL (the date and time of the filing of the agreement of merger with the Secretary of State of the State of California (or such later time as is agreed to by the parties hereto and set forth therein) being the "Effective Time of the Reorganization Merger").

            SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.1 and subject to the satisfaction or waiver of the conditions set forth in Article 9, the closing of the Reorganization Merger (the "Reorganization Closing") shall take place as soon as practicable after satisfaction or waiver of the conditions set forth in Article 9 on the day on which the Effective Time of the Reorganization Merger is to occur (the "Reorganization Closing Date"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date or place is agreed to in writing by the parties hereto.

            SECTION 1.3 Effects of the Reorganization Merger. The Reorganization Merger shall have the effects set forth in the applicable provisions of the California GCL.

            SECTION 1.4 Articles of Incorporation; By-Laws. (a) At the Effective Time of the Reorganization Merger, the articles of incorporation of the Company as in effect immediately prior to the Effective Time of the Reorganization Merger shall be the articles of incorporation of the Company Surviving Corporation until thereafter further amended as provided therein and under the California GCL.

            (b) At the Effective Time of the Reorganization Merger, the bylaws of the Company as in effect immediately prior to the Effective Time of the Reorganization Merger (the "Company Bylaws") shall be the bylaws of the Company Surviving Corporation following the Reorganization Merger and thereafter may be amended or repealed in accordance with their terms or the articles of incorporation of the Company following the Reorganization Merger and under the California GCL.

            SECTION 1.5 Directors and Officers. (a) The directors of the Company (the "Company Board") immediately prior to the Effective Time of the Reorganization Merger shall be the initial directors of the Company Surviving Corporation upon and after the Effective Time of the Reorganization Merger, until such members' respective successors are duly elected or appointed and qualified.

            (b) Each person serving as an officer of the Company immediately prior to the Effective Time of the Reorganization Merger shall be and continue as an officer of the Company Surviving Corporation, holding the same office or offices, upon and after the Effective Time of the Reorganization Merger, until such person's successor is chosen and qualified.

            SECTION 1.6 Employee Benefit Plans. Subject to Section 4.5 hereof, as of the Effective Time of the Reorganization Merger, Parent hereby assumes all obligations of the Company under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

                                   ARTICLE 2.

         EFFECT OF THE REORGANIZATION MERGER ON THE CAPITAL STOCK OF THE
                             COMPANY AND MERGER SUB

            SECTION 2.1 Effect on Capital Stock. As of the Effective Time of the Reorganization Merger, by virtue of the Reorganization Merger and without any action on the part of the Company, Merger Sub, Parent or any holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

            (a) Cancellation of Company Common Stock. Each share of Company Common Stock that is owned by the Company, Merger Sub or Parent shall automatically be canceled and retired and shall cease to exist, and no cash, Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

            (b) Conversion of Merger Sub Common Stock. Each outstanding share of Merger Sub Common Stock shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value ("Company Surviving Corporation Common Stock"), of the Surviving Corporation, to be issued and deemed to have been issued by the Surviving Corporation automatically and immediately upon and as of the Effective Time of the Reorganization Merger; and such outstanding share of Merger Sub Common Stock shall be canceled and cease to exist.

            (c) Conversion of Company Common Stock. Except as otherwise provided herein, each issued and outstanding share of Company Common Stock (other than any such shares to be canceled pursuant to Section 2.1(a) and any Company Dissenting Shares), including any Company Rights associated therewith, shall be converted into one fully paid and nonassessable share of Parent Common Stock to be issued and deemed to have been issued by Parent automatically and immediately upon and as of the Effective Time of the Reorganization Merger (the "Reorganization Merger Consideration").

            SECTION 2.2 Company Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which were outstanding on the date for the determination of shareholders entitled to vote on the Reorganization Merger and which were not voted in favor of or were voted against the Reorganization Merger and the holders of which have demanded that the Company purchase such shares at their fair market value in accordance with
Section 1301 of the California GCL and have submitted such shares for endorsement in accordance with Section 1302 of the California GCL and have not otherwise failed to perfect or shall not have effectively withdrawn or lost their rights to purchase for cash under the California GCL (the "Company Dissenting Shares") shall not be converted into the

Reorganization Merger Consideration, but, instead, the holders thereof shall be entitled to have their shares purchased by the Company for cash at the fair market value of such Company Dissenting Shares as agreed upon or determined in accordance with the provisions of Section 1300 et seq. of the California GCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the California GCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time of the Reorganization Merger, into the Reorganization Merger Consideration set forth in
Section 2.1 of this Agreement, without any interest thereon.

            (b) The Company shall give Acquisition (i) prompt notice of any demands pursuant to Section 1300 et seq. of the California GCL received by the Company, withdrawals of such demands and any other instruments served pursuant to the California GCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands under Section 1300 et seq. of the California GCL. The Company shall not, except with the prior written consent of Acquisition, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

            SECTION 2.3 Notification of Transfer Agent. Prior to the Reorganization Closing Date, the Company shall notify its transfer agent of the conversion of shares of Company Common Stock and of shares of Merger Sub Common Stock and the cancellation of shares of Company Common Stock pursuant to Section 2.1(a) hereof.

            SECTION 2.4 Stock Certificates. Upon and as of the Effective Time of the Reorganization Merger, by virtue of the Reorganization Merger and without any action on the part of any of the Company or Merger Sub or Parent, the holders of the respective shares, or any other person:

            (a) The shares of Parent Common Stock into which the outstanding shares of Company Common Stock shall have been converted pursuant to
      Section 2.1(c) hereof shall be represented and evidenced by the same stock certificates that previously represented and evidenced such outstanding shares of Company Common Stock and the holders of the outstanding shares of Company Common Stock so converted shall, at the Effective Time of the Reorganization Merger, become holders of record of the shares of Parent Common Stock issued in consideration therefor upon such conversion without any further action on the part of such holders; and

            (b) Parent, as the holder of the certificate that immediately prior to the Effective Time of the Reorganization Merger evidenced the outstanding shares of Merger Sub Common Stock (such certificate, the "Merger Sub Common Stock Certificate") may, at such holder's option, surrender the same to the Company Surviving Corporation for cancellation, and such holder shall be entitled to receive from the Company Surviving Corporation in exchange therefor a certificate representing and evidencing the shares of Company Surviving Corporation Common Stock into which such holder's outstanding shares of Merger Sub Common Stock shall have been converted and, until surrendered, the Merger Sub Common Stock Certificate shall represent and evidence the shares of Company Surviving Corporation Common Stock into which the outstanding shares of

      Merger Sub Common Stock theretofore represented and evidenced thereby shall have been converted.

                                   ARTICLE 3.

                             THE ACQUISITION MERGER

            SECTION 3.1 The Acquisition Merger; Filing and Effective Time of the Acquisition Merger. (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time of the Acquisition Merger (as defined in Section 3.1(b)), Acquisition shall be merged with and into Parent. As a result of the Acquisition Merger, the separate corporate existence of Acquisition shall cease and Parent shall be the surviving corporation following the effectiveness of the Acquisition Merger.

            (b) The parties hereto shall cause the Acquisition Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the certificate of merger with the Secretary of State of the State of Delaware (or such later time as is agreed to by the parties hereto and set forth therein) being the "Effective Time of the Acquisition Merger").

            SECTION 3.2 Closing. The closing of the Acquisition Merger (the "Acquisition Closing" and, together with the Reorganization Closing, the "Closings") will take place as soon as practicable after satisfaction or waiver of the conditions set forth in Article 9 (the "Acquisition Closing Date" and, together with the Reorganization Merger Closing Date, the "Closing Dates"; it being understood that the parties shall use their best efforts to cause the Closing Dates to be on the same date), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date or place is agreed to in writing by the parties hereto.

            SECTION 3.3 Effects of the Acquisition Merger. The Acquisition Merger shall have the effects set forth in the applicable provisions of the DGCL.

            SECTION 3.4 Certificate of Incorporation; By Laws. (a) At the Effective Time of the Acquisition Merger, the certificate of incorporation of Parent as in effect immediately prior to the Effective Time of the Acquisition Merger shall be the certificate of incorporation of the Parent Surviving Corporation until thereafter further amended as provided therein and under the DGCL.

            (b) At the Effective Time of the Acquisition Merger, the by-laws of Parent as in effect immediately prior to the Effective Time of the Acquisition Merger shall be the by-laws of the Parent Surviving Corporation following the Acquisition Merger and thereafter may be amended or repealed in accordance with their terms or the certificate of incorporation of Parent following the Acquisition Merger and as provided under the DGCL.

            SECTION 3.5 Directors and Officers. Subject to Section 8.12, the directors of Acquisition immediately prior to the Effective Time of the Acquisition Merger, together with those directors of Parent not resigning in accordance with Section 8.12, shall be the initial directors of Parent following the Acquisition Merger, each to hold office in accordance with the certificate of incorporation and by-laws of Parent following the Acquisition Merger, and the officers of Parent immediately prior to the Effective Time of the Acquisition Merger shall be the initial officers of Parent following the Acquisition Merger, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

                                   ARTICLE 4.

         EFFECT OF THE ACQUISITION MERGER ON THE CAPITAL STOCK OF PARENT
                                 AND ACQUISITION

            SECTION 4.1 Effect on Capital Stock. As of the Effective Time of the Acquisition Merger, by virtue of the Acquisition Merger and without any action on the part of Parent, Acquisition or any holder of any shares of Parent Common Stock or any shares of capital stock of Acquisition:

            (a) Conversion of Common Stock of Acquisition. Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time of the Acquisition Merger shall be converted into one newly issued, fully paid and non-assessable share of Parent Common Stock.

            (b) Cancellation of Certain Parent Common Stock. Each share of Parent Common Stock outstanding immediately prior to the Effective Time of the Acquisition Merger that is owned by the Company, Acquisition or Vestar/Gray shall automatically be cancelled and retired and shall cease to exist, and no cash, Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Conversion of Parent Common Stock. Except as otherwise provided herein and subject to Section 4.4, each issued and outstanding share of Parent Common Stock (other than any such shares to be cancelled pursuant to Section 4.1(b)) shall be converted into the following (the "Acquisition Merger Consideration"):

                  (i) for each share of Parent Common Stock with respect to
            which an election to receive Parent Common Stock has been effectively made and not revoked or lost, pursuant to Sections 4.3(c), (d) and (e) ("Electing Shares"), the right to receive one fully paid and nonassessable share of Parent Common Stock (a "Non-Cash Election Share"); and

                  (ii) for each share of Parent Common Stock (other than
            Electing Shares), the right to receive in cash from Parent following the Acquisition Merger an amount equal to $30 (the "Cash Election Price").

            (d) Cancellation and Retirement of Parent Common Stock. All shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time of the Acquisition Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Parent Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Acquisition Merger Consideration (and cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor) upon surrender of such certificate in accordance with Section 4.6.

            SECTION 4.2 [Not Used].

            SECTION 4.3 Parent Common Stock Elections. (a) Each person who, on or prior to the Election Date referred to in (c) below, is a record holder of shares of Company Common Stock and who does not demand appraisal rights in accordance with the California GCL will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a "Non-Cash Election") on or prior to such Election Date to receive Non-Cash Election Shares, on the basis hereinafter set forth.

            (b) Prior to the mailing of the Proxy Statement (as defined in Section 5.23), Acquisition shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the payment of the Acquisition Merger Consideration.

            (c) Parent shall, subject to any required clearance by the Securities and Exchange Commission (the "SEC"), prepare and mail a form of election, which form shall be subject to the reasonable approval of Acquisition (the "Form of Election"), with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Shareholders Meeting (as defined in Section 8.1), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect (with respect to such holder's shares of Parent Common Stock following the Reorganization Merger) to receive Non-Cash Election Shares upon conversion of any or all of such holder's shares of Parent Common Stock in the Acquisition Merger, subject to the provisions of Section 4.4 hereof. Parent will use its best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to receive Non-Cash Election Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "Election Date") preceding the date of the Shareholders Meeting, a Form of Election properly completed and signed.

            (d) Any Form of Election may be revoked by the shareholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m, New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Acquisition and Parent that the Acquisition Merger has been abandoned.

            (e) The determination of the Exchange Agent shall be binding whether or not elections to receive Non-Cash Election Shares have been properly made or revoked pursuant to this Section 4.3 and when elections and revocations were received by it. If the Exchange Agent determines that any election to receive Non-Cash Election Shares was not properly made with respect to shares of Parent Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Shares at the Effective Time of the Acquisition Merger, and such shares shall be converted in the Acquisition Merger into the right to receive cash pursuant to Section 4.1(c)(ii). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 4.4, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock and Parent Common Stock. The Exchange Agent may, with the mutual agreement of Acquisition and Parent, make such rules as are consistent with this Section 4.3 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

            SECTION 4.4 Proration.

            (a) Notwithstanding anything in this Agreement to the contrary, the aggregate number of shares of Parent Common Stock to be converted into the right to receive Parent Common Stock at the Effective Time of the Acquisition Merger (the "Non-Cash Election Number") shall be equal to approximately 456,047 (excluding for this purpose any shares of Parent Common Stock to be canceled pursuant to Section 4.1(b)).

            (b) If the number of Electing Shares exceeds the Non-Cash Election Number, then each Electing Share shall be converted into the right to receive Non-Cash Election Shares or receive cash in accordance with the terms of Section 4.1(c) in the following manner:

                  (i) A proration factor (the "Non-Cash Proration Factor") shall be determined by dividing the Non-Cash Election Number by the total number of Electing Shares.

                  (ii) The number of Electing Shares covered by each Non-Cash Election to be converted into the right to receive Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election rounded down to the nearest whole number.

                  (iii) All Electing Shares, other than those shares converted into the right to receive Non-Cash Election Shares in accordance with
      Section 4.4(b)(ii), shall be converted into the right to receive cash (on a consistent basis among shareholders who made the election referred to in
      Section 4.1(c)(i), pro rata in accordance with the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of Section 4.1(c)(ii).

            (c) If the number of Electing Shares is less than the Non-Cash Election Number, then:

                  (i) all Electing Shares shall be converted into the right to receive Parent Common Stock in accordance with the terms of Section 4.1(c)(i);

                  (ii) shares of Parent Common Stock other than Electing Shares shall be converted into the right to receive Non-Cash Election Shares in accordance with the terms of 4.1(c) in the following manner:

                  (A) a proration factor (the "Cash Proration Factor") shall be determined by dividing (x) the difference between the Non-Cash Election Number and the number of Electing Shares, by (y) the total number of shares of Parent Common Stock other than Electing Shares; and

                  (B) the number of shares of Parent Common Stock in addition to
            Electing Shares to be converted into the right to receive Non-Cash Election Shares shall be determined by multiplying the Cash Proration Factor by the total number of shares other than Electing Shares rounded down to the nearest whole number; and

                  (iii) subject to Section 4.2, shares of Parent Common Stock subject to clause (ii) of this paragraph (c) shall be converted into the right to receive Non-Cash Election Shares in accordance with Section 4.1(c)(i) (on a consistent basis among shareholders who held shares of Parent Common Stock as to which they did not make the election referred to in Section 4.1(c)(i), pro rata in accordance with the number of shares as to which they did not make such election).

            SECTION 4.5 Treatment of Options and Other Employee Equity Rights.
(a) Upon and as of the Effective Time of the Reorganization Merger and in connection with the Reorganization Merger, to the fullest extent permitted by applicable law, Parent shall assume all of the Company's obligations with respect to any then-outstanding option to acquire shares of Company Common Stock issued under the St. John Knits, Inc. 1993 Stock Option Plan that theretofore shall not have expired or been duly exercised by the holders thereof (each, if any, a "Company Option") and the due exercise of rights under any such Company Option shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding Company Option, a number of shares of Parent Common Stock identical to the class and number of shares of Company Common Stock that were subject to such corresponding Company Option (a "Parent Option"). Parent and the Company agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and the Company shall use its best efforts to obtain, if required, prior to the Reorganization Closing Date, such consent of each holder of a Company Option as shall be necessary to effectuate the foregoing. Parent shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of rights under the Parent Options a sufficient number of shares of Parent Common Stock, and as soon as practicable following the Effective Time of the Reorganization Merger, shall provide to the record holders of the Parent Options appropriate notice of such holders' rights thereunder.

            (b) Immediately following the Effective Time of the Acquisition Merger, each holder of a Parent Option, whether or not then exercisable, will receive in settlement of such Parent Option a cash payment equal to the product of (i) the total number of shares of Parent Common Stock previously subject to such Parent Option and (ii) the excess, if any, of the Cash Election Price over the exercise price per share of Parent Common Stock previously subject to such Parent Option.

            SECTION 4.6 Surrender of Shares; Transfer Books. (a) Exchange Agent. At or prior to the Effective Time of the Acquisition Merger, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Parent Common Stock, the Acquisition Merger Consideration for exchange in accordance with this Article 2. The cash portion of the Acquisition Merger Consideration shall be invested by the Exchange Agent as directed by Parent. Any net profit resulting from, or interest or income produced by, such investments will be payable to Parent.

            (b) Exchange Procedures for Shares of Parent Common Stock. As soon as practicable after the Effective Time of the Acquisition Merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of Parent Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Parent Common Stock, if any, to be received by the holder thereof pursuant to this Agreement and the amount of cash, if any, which the holder of such shares has the right to receive pursuant to this Agreement and the cash, if any, payable in lieu of any fractional shares. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time of the Acquisition Merger, there shall be no further transfer on the records of Parent or its transfer agent of certificates representing shares of Parent Common Stock which have been converted pursuant to this Agreement into the right to receive the Acquisition Merger Consideration, and if such certificates are presented to Parent for transfer, they shall be canceled against delivery of cash and, if appropriate, certificates for Non-Cash Election Shares. If any certificate for such Non-Cash Election Shares is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Parent Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Non-Cash Election Shares in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.6(b), each certificate for shares of Parent Common Stock which have been converted into the right to receive the Acquisition Merger Consideration shall be deemed at any time after the Effective Time of the Acquisition Merger to represent only the right to receive upon such surrender the Acquisition Merger Consideration as contemplated by Section 4.1. No interest will be paid or will accrue on any cash payable as Acquisition Merger Consideration or in lieu of any fractional shares of Non-Cash Election Shares.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Non-Cash Election Shares with a record date after the Effective Time of the Acquisition Merger shall be paid to the holder of any unsurrendered certificate for shares of Parent Common Stock with respect to the Non-Cash Election Shares to be received in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.6(e) until the surrender of such certificate in accordance with this Article 4. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole Non-Cash Election Shares issued in connection therewith, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Non-Cash Election Shares to which such holder is entitled pursuant to Section 4.6(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time of the Acquisition Merger theretofore paid with respect to such whole Non-Cash Election Shares, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time of the Acquisition Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Non-Cash Election Shares.

            (d) No Further Ownership Rights in Parent Common Stock Exchanged For Cash. All Acquisition Merger Consideration paid upon the surrender for exchange of certificates representing shares of Parent Common Stock in accordance with the terms of this Article 4 (including any cash paid pursuant to Section 4.6(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Parent Common Stock exchanged therefor theretofore represented by such certificates.

            (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Non-Cash Election Shares shall be issued in connection with the Acquisition Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent after the Acquisition Merger; and

            (ii) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock. Each record holder of shares of Parent Common Stock exchanged pursuant to the Acquisition Merger who would otherwise have been entitled to receive a fraction of a Non-Cash Election Share (after taking into account all shares of Parent Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of Company Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Tape for the ten business days prior to and including the last business day prior to the day on which the Effective Time of the Acquisition Merger occurs.

            (f) Termination of Exchange Fund. Any portion of the Acquisition Merger Consideration deposited with the Exchange Agent pursuant to this Section
4.6 (the "Exchange Fund") which remains undistributed to the holders of the certificates formerly representing shares of Parent Common Stock for six months after the Effective Time of the Acquisition Merger shall be delivered to Parent, upon demand, and any holders of shares of Parent Common Stock prior to the Acquisition Merger who have not theretofore complied with this Article 4 shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for cash, if any, Non-Cash Election Shares, if any, any cash in lieu of fractional shares of Non-Cash Election Shares, and any dividends or distributions with respect to Non-Cash Election Shares, as applicable, to which such holders may be entitled.

            (g) No Liability. None of Acquisition, Parent, the Company nor the Exchange Agent shall be liable to any person in respect of any shares of Non-Cash Election Shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Parent Common Stock immediately prior to the Effective Time of the Acquisition Merger shall not have been surrendered prior to one year after the Effective Time of the Acquisition Merger (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of Non-Cash Election Shares, any dividends or distributions with respect to Non-Cash Election Shares in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 5.5(b)), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                                    ARTICLE 5.

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT

            The Company and Parent hereby jointly and severally represent and warrant to Acquisition that, except as specifically set forth in the SEC Reports (as defined below) filed prior to the date hereof, or the Disclosure Schedule delivered by the Company to Acquisition at or prior to the execution of this Agreement (the "Disclosure Schedule") (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in each section of the Disclosure Schedule to which such item relates only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other section):

            SECTION 5.1 Organization and Qualification; Subsidiaries. (a) Each of the Company and its subsidiaries, including Parent, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing or to have such power, authority and governmental approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that, either individually or in the aggregate with all other changes or effects, is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), financial condition or results of operations of the Company and its subsidiaries taken as a whole. Prior to the Closing Dates, Parent will take such action as is necessary so that as of the day prior to the Closing Dates Parent will be a Delaware corporation only and not a Barbados corporation.

            (b) Merger Sub was formed on January 28, 1999 solely for the purpose of engaging in the transactions contemplated hereby and, in all material respects, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            SECTION 5.2 Articles of Incorporation and By-Laws. Included in
Section 5.2 of the Disclosure Schedule are a complete and correct copy of the Company's amended and restated articles of incorporation and restated by-laws as in effect on the date hereof and the certificate of incorporation and by-laws of Parent. Such articles of incorporation and by-laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. Neither the Company nor Parent is in violation of any of the provisions of its respective articles (or certificate) of incorporation or by-laws.

            SECTION 5.3 Capitalization. (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 2,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"). As of January 31, 1999, (i) 16,581,482 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, and (ii) an aggregate of 914,652 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Options having an exercise price of less than $30. As of the date hereof, no shares of Preferred Stock are issued and outstanding. Since January 31, 1999, the Company has not issued or reserved for issuance (i) any shares of capital stock or other voting securities of the Company or any of its subsidiaries, except as a result of the exercise of Company Options outstanding at January 31, 1999 or (ii) any Company Options except as described in this
Section 5.3.

            (b) Parent was incorporated under the Company's Act of Barbados pursuant to which it is authorized to issue an unlimited number of shares designated as common shares. On February 1, 1999, pursuant to a Certificate of Domestication in accordance with Section 388 of the Delaware General Corporation Law and a Certificate of Incorporation, Parent was incorporated under the laws of the State of Delaware, pursuant to which it is authorized to issue 10,000 shares of Parent Common Stock, of which, as of the date hereof, 1,000 shares are issued and outstanding (the "Outstanding Parent Common Shares") and owned of record by the Company. The number of authorized and outstanding shares of Parent Common Stock immediately prior to the Effective Time of the Reorganization Merger shall be equal to the number of shares of Company Common Stock issued and outstanding as of the date hereof plus the number of shares issuable upon the exercise of options or other securities described in this Section 5.3.

            (c) Other than Company Options outstanding as of the date hereof and the Company Rights, neither the Company nor Parent has issued or reserved for issuance (i) any options or other rights to acquire from the Company or Parent or any of their respective subsidiaries, and no obligation of the Company or Parent or any of their respective subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or Parent or any of their respective subsidiaries and (ii) no equity equivalents, interests in the ownership or earnings of the Company or Parent or any of its subsidiaries or other similar rights (collectively, with the Company Options, and including securities of Parent, "Company Securities"). All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding obligations of the Company or Parent or any of their respective subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Except for the Company Options and the Company Rights, there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or Parent or any of their respective subsidiaries to which the Company or Parent or any of their respective subsidiaries is a party. Section
5.3 of the Disclosure Schedule sets forth a true and complete list of the subsidiaries of the Company which evidences, among other things, the amount of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries or associated entities. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except as set forth on Section 5.3 of the Disclosure Schedule. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole. As of the date hereof, the outstanding indebtedness for borrowed money of the Company and its subsidiaries is set forth in Section 5.3 of the Disclosure Schedule. The outstanding indebtedness under the Company's line of credit with Bank of America National Trust and Savings Association may be prepaid in full without penalty in accordance with the terms of such line of credit.

            (d) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value ("Merger Sub Common Stock"), of which, as of the date hereof, 1,000 shares are issued and outstanding (the "Outstanding Merger Sub Common Shares") and owned of record by Parent.

            SECTION 5.4 Authority Relative to This Agreement. Each of the Company and Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to (i) the Reorganization Merger, the approval of this Agreement by the Requisite Shareholder Approval (as defined in Section 5.20), as required by the California GCL, and the filing of appropriate merger documents with the Secretary of State of the State of California as required by the California GCL and (ii) the Acquisition Merger, the adoption of this Agreement by the Company, as sole stockholder of Parent, as required by the DGCL, and the filing of appropriate merger documents with the Secretary of State of the State of Delaware as required by the DGCL). The execution, delivery and performance this Agreement by the Company and Parent and the consummation by the Company and Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company or Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to (i) the Reorganization Merger, the Requisite Shareholder Approval, as required by the California GCL, and the filing of appropriate merger documents with the Secretary of State of the State of California as required by the California GCL and (ii) the Acquisition Merger, the adoption of this Agreement by the Company, as sole stockholder of Parent, as required by the DGCL, and the filing of appropriate merger documents with the Secretary of State of the State of Delaware as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and Parent and constitutes a legal, valid and binding obligation of the Company and Parent enforceable against the Company and Parent in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, reorganization, moratorium or other laws now or hereafter in effect, relating to or limiting creditor's rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunction and other forms of equitable relief are subject to equitable defenses and to the discretion of the court. Parent will, promptly following the execution of this Agreement, approve this Agreement and the Reorganization Merger in its capacity as the sole shareholder of Merger Sub. As a result of the foregoing actions, the only approval required to authorize the Reorganization Merger on the part of Parent, the Company and Merger Sub is the Requisite Shareholder Approval in connection with the Reorganization Merger and the adoption of this Agreement by the Company, as sole stockholder of Parent, in connection with the Acquisition Merger.

            SECTION 5.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company and Parent and the consummation of the transactions contemplated hereby would not result in or give rise to any: (i) conflict with or violate the articles of incorporation or by-laws of the Company or the equivalent organizational documents of any of its subsidiaries; (ii) conflict with or violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or
(iii) breach or violation of or default (or an event which with notice or lapse of time or both could become a default) or loss of a material benefit under, or right of termination, amendment, acceleration or cancellation of, or alteration of rights under or require the consent or approval of any person under, or creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, or preemptive or similar rights under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit (including any Environmental Permit), franchise, joint venture agreement, limited liability agreement, partnership agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii) to the extent that any of the foregoing would not reasonably be expected to result in a Material Adverse Effect.

            (b) The execution, delivery and performance of this Agreement by the Company, Parent and Merger Sub and the consummation of the Mergers by the Company and Parent do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority, official or agency, domestic or foreign (a "Governmental Entity"), except for (i) the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, (ii) the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities, takeover and Blue Sky laws and (iv) the filing and recordation of appropriate merger or other documents as required by the California GCL or the DGCL.

            SECTION 5.6 Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 5.7 SEC Filings; Financial Statements; Undisclosed Liabilities. (a) The Company has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since November 1, 1996 (the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed or as amended. No subsidiary of the Company is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No SEC Report, when filed (or, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Dates, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to Acquisition prior to the date hereof), none of the SEC Reports filed prior to the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in the SEC Reports filed prior to the date hereof and the audited financial consolidated financial statements of the Company (including any related notes thereto) to be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 1998, have been prepared in accordance with generally accepted accounting principles (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the relevant periods (except as may be indicated in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of the Company and its subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for the absence of footnotes and to normal and recurring year-end adjustments that are not material.

            (c) Except as set forth in the SEC Reports filed prior to the date of this Agreement and except to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at November 1, 1998, or in the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, except for liabilities or obligations incurred in the ordinary course of business since November 1, 1998, none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 5.8 Absence of Certain Changes or Events. Since November 1, 1998, the Company and its subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been (i) any condition, event or occurrence which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect or (ii) any action which, if it had been taken after the date hereof, would have required the consent of Acquisition under Section 7.1 hereof.

            SECTION 5.9 Absence of Litigation. As of the date of this Agreement, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or against or involving any properties or rights of the Company or any of its subsidiaries, before any Governmental Entity (collectively, "Litigation"), which (i) if adversely determined, would, individually or in the aggregate in the case of related claims, result in liability to the Company in excess of $500,000 or (ii) seek to delay or prevent the consummation of the transactions contemplated hereby. All matters disclosed in Section 5.9 of the Disclosure Schedule (other than the claims, suits, actions, proceedings or investigations relating to the transactions contemplated by this Agreement (and other claims substantially similar thereto)), and any other Litigation involving the Company, taken together, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which, insofar as can be reasonably foreseen in the future, would reasonably be expected to have a Material Adverse Effect or would prevent or delay the consummation of the transactions contemplated hereby. As of the date of this Agreement, no officer or director of the Company is a defendant in any litigation commenced by shareholders of the Company with respect to the performance of his or her duties as an officer and/or director of the Company under any federal or state law (including litigation under federal and state securities laws). There exist no indemnification agreements with any of the directors and officers of the Company.

            SECTION 5.10 Properties. (a) The Company or its subsidiaries has good, valid and, in the case of the Owned Properties (as defined below), marketable fee title, to all of the (i) real property and interests in real property indicated as being owned by the Company and its subsidiaries in the financial statements included in the SEC Reports, except for properties sold or otherwise disposed of in the ordinary course of business (the "Owned Properties"), and (ii) leasehold estates in all leased real properties indicated as being leased by the Company and its subsidiaries in the financial statements included in the SEC Reports, except leasehold interests terminated in the ordinary course of business (the "Leased Properties"; the Owned Properties and Leased Properties being sometimes referred to herein as the "Real Properties"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions and encumbrances ("Encumbrances"), except where the failure to have such marketable fee title would not interfere in any material respect with the conduct of business of the Company as currently conducted.

            (b) No consent or approval is required to be obtained under any agreement by which the Company or any of its subsidiaries has obtained a leasehold interest in any Leased Property (each such agreement a "Lease") by or with respect to the Company or any subsidiary of the Company, and no right of termination shall arise under any Lease nor does any landlord have the right to increase the rent payable under any Lease, in each case in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except to the extent that any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect.

            (c) Neither the Company nor any of its subsidiaries is obligated under or bound by any option, right of first refusal, purchase contract, or other contractual right to sell or dispose of any Owned Property or any portions thereof or interests therein which property, portions and interests, individually or in the aggregate, are material to the Company.

            (d) Neither the Company nor any of its subsidiaries (or any of the affiliates of any of the foregoing) has an ownership, financial or other interest in the landlord under any of the Company Leases, which exceeds a 50% ownership, financial or other interest in such landlord.

            SECTION 5.11 Employee Benefit Plans. (a) Section 5.11(a) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether oral or written, under which any employee or former employee of the Company or its subsidiaries has any present or future right to benefits or under which the Company or its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

            (b) No Company Plan (i) is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (and neither the Company nor any of its subsidiaries has, at any time, contributed to nor had an obligation to contribute to any such multiemployer plan) or (ii) is an "employee pension plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA.

            (c) With respect to each Company Plan, the Company has delivered to Acquisition a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) the most recent summary plan description and other written communications (or a description of any oral communications) by the Company or its subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

            (d) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified, to the knowledge of the Company, and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (v) no non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Company Plan; (vi) no Company Plan provides retiree welfare benefits and neither the Company nor its subsidiaries have any obligations to provide any retiree welfare benefits (except to the extent retirees are entitled to benefits pursuant to Section 6.01 et seq. of ERISA); and (vii) all awards, grants or bonuses made pursuant to any Company Plan have been, or will be, fully deductible to the Company or its subsidiaries notwithstanding the provisions of Section 162(m) of the Code and the regulations promulgated thereunder.

            (e) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (ii) to the knowledge of the Company, no facts or circumstances exist that would give rise to any such actions, suits or claims.

            (f) The consummation of the Mergers and other transactions contemplated by this Agreement will not (i) entitle any Company employee or director to severance pay, (ii) result in the payment to any present or former employee of the Company or its subsidiaries of any money or other property or accelerate the time of payment or vesting, or increase the amount payable or provide any other rights or benefits to any present or former employee of the Company or its subsidiaries, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

            SECTION 5.12 Tax Matters. Except to the extent the failure of any representation made in this Section 5.12 to be true and correct which, when taken in the aggregate with all other such failures (regarding the representations made in this Section 5.12 only), would not have a Material Adverse Effect:

            (a) All Tax Returns required to be filed by or with respect to the Company and its subsidiaries have been timely filed or requests for extensions to file such Tax Returns have been timely filed and the Company and its subsidiaries are within such period of extension. The Company and its subsidiaries have (i) timely paid all Taxes shown to be due on such Tax Returns or that have been assessed in writing by any taxing authority, except for Taxes contested in good faith and (ii) provided adequate reserves (in addition to reserves for deferred Taxes, which reflect differences between the book and tax bases in assets and liabilities) for Taxes (whether or not shown to be due on any Tax Return) on the financial statements in accordance with generally accepted accounting principles.

            (b) There are no liens for unpaid Taxes against the property of the Company or any of its subsidiaries, except with respect to Taxes not yet due or payable.

            (c) The statute of limitations with respect to the U.S. Federal, California and all other state income tax returns of the Company and its subsidiaries for all periods through 1992 has expired.

            (d) No audit or other proceeding by any taxing authority has formally commenced, and no written notification has been given to the Company or any of its subsidiaries that such an audit or other proceeding is pending or threatened with respect to any Taxes of the Company or any subsidiary of the Company, in each case that could reasonably be expected to result in an assessment for Taxes. No assessment of Tax has been proposed in writing against the Company or any of its subsidiaries or any of their assets, except for assessments contested by the Company or any of its subsidiaries in good faith.

            (e) Neither the Company nor any of the subsidiaries is a party to, bound by or has any obligation under any Tax sharing or similar contract or arrangement.

            (f) None of the Company or any of its subsidiaries (i) has been a member of an affiliated group (within the meaning of the Code) filing a consolidated federal Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for any Tax of any person under Reg. Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (g) As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental entity. As used herein, "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            SECTION 5.13 Environmental Laws. Except to the extent that any inaccuracy, individually or in the aggregate with any other inaccuracy under any of the following representations, would not reasonably be expected to have a Material Adverse Effect, (a) each of the Company and each of its subsidiaries complies and has complied with all Environmental Laws applicable to the properties, assets or businesses of the Company and its subsidiaries, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws; (b) none of the Company and its subsidiaries has received any Environmental Claim, and none of the Company and its subsidiaries is aware after reasonable inquiry of any threatened Environmental Claim or of any Environmental Claim pending or threatened against any entity for which the Company or any of its subsidiaries may be responsible;
(c) none of the Company and its subsidiaries has assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws;
(d) there are no past or present events, conditions, circumstances, practices, plans or legal requirements that would reasonably be expected to result in liability to the Company or any of its subsidiaries under Environmental Laws, prevent, or reasonably be expected to increase the burden on the Company or any subsidiary of, complying with Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws; (e) there are and have been no Hazardous Materials or other conditions at or from any property owned, operated or otherwise used by the Company or any subsidiary now or in the past that would reasonably be expected to give rise to liability of the Company or any subsidiary under any Environmental Law; and (f) the Company has provided to Acquisition all Environmental Reports in the possession or control of the Company or any of its subsidiaries. For purposes of this Agreement, the following terms shall have the following meanings:

            "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or
      (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

            "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees and common law, in each case of any Governmental Entity, as they exist at the date hereof, relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws.

            "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required for the Company and the operations of the Company's and its subsidiaries' facilities and otherwise to conduct its business under Environmental Laws.

            "Environmental Report" means any report, study, assessment, audit, or other similar document that addresses any issue of noncompliance with, or liability under, any Environmental Law that may affect the Company or any of its subsidiaries.

            "Hazardous Materials" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

            SECTION 5.14 Material Contract Defaults; Non-Compete. (a) Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any material contracts, agreements, commitments, arrangements, leases, licenses, policies or other instruments to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound ("Material Contracts"), except for those defaults which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, except for those defaults which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. The Company is not a party to any Material Contract that is required to be disclosed as an exhibit to the SEC Documents in accordance with the rules and regulations of the SEC that has not been so disclosed

            (b) Neither the Company nor any of its subsidiaries is a party to any agreement that expressly limits the ability of the Company or any of its subsidiaries to compete in or conduct any line of business or compete with any person in any geographic area or during any period of time.

            SECTION 5.15 Intellectual Property. (a) Section 5.15(a) of the Disclosure Schedule sets forth (i) all material Intellectual Property necessary to operate the business of the Company as currently conducted ("Company IP") which is owned by the Company or its subsidiaries and which has been registered or filed with any Governmental Entity which regulates the filing of applications for any Intellectual Property, (ii) all unregistered trademarks that are necessary to operate the business as currently conducted and (iii) all licenses, consents and other agreements concerning Company IP ("IP Licenses") that are necessary to operate the business as currently conducted. The Company and/or its subsidiaries (i) owns or has the right to use all the Intellectual Property necessary for the Company and its subsidiaries to conduct their business substantially as is currently conducted and consistent with past practice, and
(ii) with respect to any registered trademarks owned or used by the Company or its subsidiaries in the United States, the corresponding Company IP in all other countries in which the Company and/or any of its subsidiaries currently conducts business except, in the case of this clause (ii), to the extent that the failure to own or have the right to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) Except to the extent that such would not individually or in the aggregate interfere in any material respect with the conduct of the business of the Company as currently conducted: (i) all of the issued registrations for the Company IP are valid, enforceable and unexpired, are free of liens and other encumbrances, have not been abandoned, to the knowledge of the Company, do not infringe the Intellectual Property of any third party and, to the knowledge of the Company, are not being infringed by any third party; (ii) no judgment, decree, injunction, rule or order has been rendered or, to the knowledge of the Company, is threatened by any Governmental Entity that seeks to limit or impair the validity of (or the Company or any subsidiary's right to own or use) any Company IP; (iii) no action, suit or proceeding is pending, or to the knowledge of the Company, threatened that seeks to limit, cancel or question the validity of (or the Company or any subsidiary's right to own or use) any Company IP; (iv) the Company has taken and takes all reasonable steps to protect and maintain the Company IP; (v) to the knowledge of the Company, no party to an IP License is, or is alleged to be, in material breach or default thereunder; and (vi) the transactions contemplated by this Agreement shall not in any material respect impair or limit the rights of the Company or any of its subsidiaries under any IP License, or cause any material additional payments to be due thereunder.

            For the purposes of this Section 5.15, "Intellectual Property" shall mean all U.S., state and foreign intellectual property, including all (a) inventions, processes, designs, techniques, technology, and related improvements and know-how, whether or not patented or patentable; (b) registered copyrights and works of authorship in any media, including computer software, databases and related items, graphics, artwork, photography, advertising and promotional materials, designs, copyrightable elements of pictorial, graphic or sculptural works, utilitarian objects or items of clothing, Internet site content, and all other authors' rights, including "moral rights"; (c) trademarks, service marks, trade names, brand names, corporate names, registered domain names, logos, trade dress and all elements thereof, the goodwill of any business symbolized thereby, and all common-law rights relating thereto (collectively, the "Trademarks"); and
(d) trade secrets and other confidential information.

            SECTION 5.16 Transactions with Affiliates. From November 1, 1996 through the date of this Agreement, except as set forth in the SEC Documents, there has been no transaction, agreement, arrangement or understanding, or any related series thereof, between the Company or its subsidiaries or contractors, on the one hand, and the Company's affiliates (other than wholly-owned (excluding directors' and nominee shares) subsidiaries of the Company), on the other hand, in which the amount or value involved exceeded $60,000. As used in the definition of "affiliate", the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

            SECTION 5.17 Brokers. No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Wasserstein Perella & Co., Inc. ("Wasserstein Perella" and, collectively with Merrill Lynch, the "Financial Advisors")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or the Independent Committee. The Company and Parent have heretofore furnished to Acquisition a complete and correct copy of all agreements between the Company and/or Parent and each of the Financial Advisors pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby. The aggregate fees payable under such agreements will not exceed $4.3 million, plus reimbursement for out-of-pocket expenses.

            SECTION 5.18 Opinion of Financial Advisors. (a) The Company and the Independent Committee of the Board of Directors of the Company specially formed for the purpose of reviewing the transactions contemplated by this Agreement (the "Independent Committee") have received the opinion of Merrill Lynch dated the date of this Agreement, to the effect that the consideration to be received in the Acquisition Merger by the Company's (and, following the Reorganization Merger, Parent's) shareholders is fair to such shareholders from a financial point of view, a true and complete copy of which opinion has been delivered to Acquisition. The Company has been authorized by Merrill Lynch to permit the inclusion of such fairness opinion and any other reports, opinions or appraisals (within the meaning of Item 9 of Schedule 13E-3 under the Exchange Act) of Merrill Lynch related to the transactions contemplated by this Agreement in the Form S-4, the Proxy Statement, and the Schedule 13E-3.

            (b) The Independent Committee has received the opinion of Wasserstein Perella & Co. Inc. dated the date of this Agreement, to the effect that the consideration to be received in the Acquisition Merger by the Company's (and, following the Reorganization Merger, Parent's) shareholders is fair to such shareholders from a financial point of view, a true and complete copy of which opinion has been delivered to Acquisition. The Company has been authorized by Wasserstein Perella to permit the inclusion of such fairness opinion and any other reports, opinions or appraisals (within the meaning of Item 9 of Schedule 13E-3 under the Exchange Act) of Wasserstein Perella related to the transactions contemplated by this Agreement in the Form S-4, the Proxy Statement, and the
Schedule 13E-3.

            SECTION 5.19 Board Recommendation; Approval of Independent Committee. (a) The Board of Directors of the Company, at a meeting duly called and held on February 2, 1999, has by unanimous vote of those directors present (who constituted 100% of the directors then in office), other than those directors who would be considered "interested directors" under Section 310 of the California GCL, (i) determined that this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, taken together, are advisable and are fair to and in the best interests of the shareholders of the Company, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve the principal terms of this Agreement and approve the transactions contemplated hereby, including the Mergers.

            (b) The Board of Directors of Parent, at a meeting duly called and held on February 2, 1999, has by unanimous vote of those directors present (who constituted 100% of the directors then in office), other than those directors who would be considered "interested directors" under Section 310 of the California GCL, (i) determined that this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Acquisition Merger, taken together, are advisable and are fair to and in the best interests of the shareholders of Parent, and (ii) resolved to recommend that the holders of the shares of Parent Common Stock adopt this Agreement.

            (c) The Independent Committee has, by unanimous vote, recommended that the Board of Directors of the Company approve this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby on February 2, 1999.

            SECTION 5.20 Vote Required; State Takeover Statutes. (a) The affirmative vote of (i) the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon and (ii) the holders of a majority of the Company Common Stock present in person or by proxy and voting at the Shareholders Meeting, excluding for such purposes shares of the persons indicated on the Schedule 13D filed with the SEC on December 17, 1998, as amended, with respect to shares of Company Common Stock ((i) and (ii) together, the "Requisite Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the principal terms of this Agreement and approve the Reorganization Merger and the other transactions contemplated hereby. No vote of the stockholders of the Company or any of its subsidiaries is required to approve the Voting Agreement.

            (b) The affirmative vote of the Company, as the sole stockholder of Parent, is the only vote of the holders of any class or series of Parent's capital stock necessary to adopt this Agreement.

            (c) No provision of the articles of incorporation, by-laws or other governing instruments of the Company or any of its subsidiaries (including Parent) or any applicable law would, directly or indirectly, restrict or impair the ability of Vestar/Gray (i) to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Company and its subsidiaries (including Parent) that may be beneficially owned by Vestar/Gray or (ii) to consummate the Mergers.

            SECTION 5.21. Proxy Statement. None of the information supplied by the Company or Parent for inclusion in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Common Stock of Parent following the Mergers (such Form S-4, as amended or supplemented, is herein referred to as the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the proxy statement to be sent to the shareholders of the Company in connection with the Shareholders Meeting (as defined in Section 8.1) (such proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement") will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Statement on Schedule 13E-3 (such statement, as amended or supplemented, is herein referred to as the "Schedule 13E-3") to be filed with the SEC by the Company concurrently with the filing of the Proxy Statement will, at the time it is first filed with the SEC, and at any time it is amended or supplemented and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company or Parent with respect to statements made or incorporated by reference therein based on information supplied in writing by Acquisition specifically for inclusion in the Proxy Statement.

            SECTION 5.22 Rights Plan. The Board of Directors of the Company has adopted a resolution designating Vestar Capital Partners III, L.P. and its affiliates, Vestar/Gray and Acquisition as "Exempt Persons" under the Rights Agreement between the Company and Harris Trust Company of California dated as of November 9, 1998 (the "Rights Agreement") (without redeeming the Company Rights), the net effect of which is that (a) neither the execution or delivery of this Agreement or the Voting Agreement, nor the consummation of the transactions contemplated by such Agreements (including the transactions contemplated by the Voting Agreement and the consummation of the Mergers) will
(i) cause any Company Rights to become exercisable or to separate from the shares of Company Common Stock to which they are attached, (ii) cause Vestar/Gray or Acquisition or any of their affiliates to be an Acquiring Person (as defined in the Rights Agreement) in connection with the transactions contemplated hereby or (iii) trigger any other provisions of the Rights Agreement, including giving rise to a Distribution Date (as defined in the Rights Agreement) in connection with the transactions contemplated hereby and such resolution shall remain in full force and effect at all times from and after the date hereof.

                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES
                                 OF ACQUISITION

            Acquisition hereby represents and warrants to the Company that:

            SECTION 6.1 Corporate Organization. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority and any necessary governmental approval to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Mergers.

            SECTION 6.2 Authority Relative to This Agreement. Acquisition has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquisition other than filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly executed and delivered by Acquisition and, assuming due authorization, execution and delivery by the Company and Parent, constitutes a legal, valid and binding obligation of Acquisition enforceable against it in accordance with its terms. Vestar/Gray will, in its capacity as sole stockholder of Acquisition, promptly following the execution of this Agreement adopt this Agreement in accordance with the DGCL.

            SECTION 6.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Acquisition does not and will not: (i) conflict with or violate the certificate of incorporation or by-laws of Acquisition; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Acquisition or by which it or its properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a material benefit under, or give rise to any pre-emptive or any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Acquisition pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquisition is a party or by which Acquisition or any of its properties are bound or affected, except, in the case of clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Mergers.

            (b) The execution, delivery and performance of this Agreement by Acquisition does not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except (i) for the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the Securities Act and the rules and regulations promulgated thereunder, the HSR Act, state securities, takeover and Blue Sky laws and (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL.

            SECTION 6.4 Proxy Statement; Schedule 13E-3. None of the information supplied in writing by Acquisition specifically for inclusion in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) the Schedule 13E-3 will, at the time it is first filed with the SEC, and at any time it is amended or supplemented and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Acquisition makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents.

            SECTION 6.5 Brokers. No broker, finder or investment banker (other than as set forth in Schedule 6.5) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Acquisition.

            SECTION 6.6 Commitment Letters. Acquisition has delivered to each of the Company and Parent executed letters (a) committing Vestar to cause to be contributed to Acquisition in connection with the Acquisition Merger cash equity in an amount equal to $146,526,664, (b) committing The Chase Manhattan Bank to provide senior debt financing to Parent in the amount of $180,000,000, consisting of a $155,000,000 term loan and a $25,000,000 revolving credit facility, in connection with the Acquisition Merger, and (c) stating that Chase Securities Inc. is highly confident that it can provide subordinated debt financing to Parent in connection with the Acquisition Merger in an amount equal to $160,000,000 (collectively, the "Commitment Letters"). As of the date of this Agreement, the Commitment Letters provided to the Company and Parent are in full force and have not been amended in any material respect.

            SECTION 6.7 Newly Formed Entity. Acquisition was formed on January 29, 1999 solely for the purpose of engaging in the transactions contemplated by this Agreement and, in all material respects, has not engaged in any other business activities or conducted any operations other than in connection with the transactions contemplated hereby.

            SECTION 6.8 Capitalization. The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $.01 per share, of which, as of the date hereof, 1,000 shares are issued and outstanding and owned of record by Vestar/Gray. Immediately prior to the Effective Time of the Acquisition Merger, the authorized capital stock of Acquisition shall be increased to 7,100,000 and the number of issued and outstanding shares of common stock immediately prior to the Effective Time of the Acquisition Merger shall be increased to 6,546,252.

                                   ARTICLE 7.

                     CONDUCT OF BUSINESS PENDING THE MERGERS

            SECTION 7.1 Conduct of Business of the Company Pending the Mergers. The Company covenants and agrees that, during the period from the date hereof to the Effective Time of the Acquisition Merger, unless Acquisition gives its prior written consent, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in compliance with applicable laws; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. Except as expressly contemplated by this Agreement or as set forth in the Disclosure Schedule, by way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time of the Acquisition Merger, directly or indirectly do or commit to do any of the following without the prior written consent of Acquisition:

            (a) amend or otherwise change the articles of incorporation or by-laws or equivalent organizational documents of the Company or any of its subsidiaries;

            (b) issue, deliver, sell, lease, sell and leaseback, pledge, dispose of or encumber, or authorize or commit to the issuance, delivery, sale, lease, sale/leaseback, pledge, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance and delivery of shares of Company Common Stock issuable in accordance with the terms of Stock Options outstanding as of January 1, 1999) or (ii) any material assets of the Company or any of its subsidiaries, other than assets sold, leased, pledged, disposed of or encumbered in the ordinary course of business consistent with past practice;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for the

      Company's regular quarterly dividend in an amount not in excess of $.025 per share per quarter;

            (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or any of its subsidiaries;

            (e) (i) repurchase, repay or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person; (ii) enter into any material contract or agreement or any Leases; or (iii) enter into or amend any material contract, lease, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 7.1(e), other than in the ordinary course of business consistent with past practice;

            (f) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries, who are not directors or officers of the Company, in the ordinary course of business and consistent with the Company's past practice, (ii) grant any severance or termination pay not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement or arrangement with, any present or former director, officer or other employee of the Company or any of its subsidiaries or
      (iii) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any present or former directors, officers or employees or the Company or any of its subsidiaries;

            (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

            (h) make any material tax election, make or change any material method of accounting with respect to any Tax, file any amended Tax Return with respect to any material Tax or settle or compromise any material federal, state, local or foreign tax liability;

            (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Mergers);

            (j) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

            (k) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice, or waive, release, grant, or transfer any rights of value;

            (l) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements not in excess of amounts specifically reserved for in respect of the subject litigation in the most recent consolidated financial statements of the Company included in the SEC Documents (provided such settlement documents do not involve any material non-monetary obligations on the part of the Company);

            (m) close, shut down or otherwise eliminate any of its facilities;

            (n) change the composition, fill any vacancies or increase the size of the Company's Board of Directors;

            (o) amend, modify or waive any provision of the Rights Agreement, or take any action to redeem the Rights or render the Rights inapplicable to any transaction other than the Mergers and the transactions contemplated by the Voting Agreement other than in accordance with Section 8.14(b);

            (p) amend or modify in any material respect or terminate any existing IP License, execute any new IP License, sell, license or otherwise dispose of, in whole or in part, any Company IP, and/or subject any Company IP to any lien or other encumbrance; or

            (q) take or agree to take in writing or otherwise, any of the actions described in Sections 7.1(a) through 7.1(p).

            SECTION 7.2 WARN. Neither the Company nor any of its subsidiaries shall effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without notifying Acquisition or its affiliates in advance and without complying with the notice requirements and other provisions of WARN.

                                   ARTICLE 8.

                              ADDITIONAL AGREEMENTS

            SECTION 8.11 Shareholders Meeting. (a) The Company, acting through its Board of Directors, will, as reasonably promptly as practicable following the date of this Agreement and in consultation with Acquisition, (i) duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of considering and approving the principal terms of this Agreement and the Reorganization Merger and the other transactions contemplated hereby (the "Shareholders Meeting") and (ii) (A) except to the extent modified in accordance with this Section 8.01, include in the Proxy Statement the unanimous recommendation of the Board of Directors that the shareholders of the Company vote in favor of the approval of the principal terms of this Agreement and the Reorganization Merger and the transactions contemplated hereby and the written opinions of the Financial Advisors that the consideration to be received by the shareholders of the Company and the Parent pursuant to the Mergers is fair to such shareholders from a financial point of view and (B) use its reasonable best efforts to obtain the necessary approval of the principal terms of this Agreement and Reorganization Merger and the other transactions contemplated hereby by its shareholders. The Board of Directors of the Company shall not withdraw, amend or modify in a manner adverse to Acquisition its recommendation referred to in clause (ii) (A) of the preceding sentence (or announce publicly its intention to do so). Notwithstanding the foregoing, prior to the receipt of the Requisite Shareholder Approval, the Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) of this Agreement and the Reorganization Merger and the other transactions contemplated by this Agreement in a manner adverse to Acquisition if: (1) the Company has complied with Section 8.4, (2) a Superior Proposal (as defined in Section 8.4) shall have been proposed by any person other than Acquisition and such proposal is pending at the time of such action; (3) the Board of Directors shall have concluded in good faith, after consultation with its outside legal counsel, that the Board of Directors is required to withdraw, amend or modify its recommendation in order to comply with its fiduciary duties to the shareholders of the Company under applicable law; and (4) the Company shall have notified Acquisition of such Superior Proposal at least 48 hours in advance of such action; and

            (b) Parent, acting through its Board of Directors, will, as promptly as practicable following the date of this Agreement and in consultation with Acquisition, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Merger Agreement. The Company, acting in its capacity as sole stockholder of Parent (i) agrees to vote at such meeting all the shares of Parent Common Stock held by the Company in favor of the adoption of this Agreement and (ii) hereby irrevocably waives any rights of appraisal with respect to the Acquisition Merger or right to dissent from the Acquisition Merger that the Company may have.

            SECTION 8.2 Proxy Statement; Form S-4; Schedule 13E-3. As soon as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare the Proxy Statement and the Schedule 13E-3, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included, and the Schedule 13E-3. The

Company and Parent shall use their reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company and Parent will use their reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Company and Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the registration and qualification in connection with the Mergers of common stock of Parent following the Mergers. The information provided by Parent and the Company for use in the Form S-4, the Proxy Statement and the Schedule 13E-3, and to be supplied by Acquisition in writing specifically for use in the Form S-4, the Proxy Statement and the Schedule 13E-3, shall, at the time the Form S-4 becomes effective and on the date of the Shareholders Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Parent, the Company and Acquisition each agree to correct any information provided by it for use in the Form S-4, the Proxy Statement and the Schedule 13E-3, which shall have become false or misleading. Acquisition, Parent and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, Parent and the Company will promptly notify Acquisition of the receipt of any comments from the SEC, of any request by the SEC for any amendment to the Proxy Statement or for additional information and of the effectiveness of the Form S-4. The Company will permit Acquisition to review and comment upon all filings with the SEC, including the Proxy Statement and the
Schedule 13E-3 and any amendment thereto, and all mailings to the Company's shareholders in connection with the Mergers, including the Proxy Statement, shall be subject to the prior review, comment and approval of Acquisition, which may not be unreasonably withheld. Acquisition will furnish to Parent and the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and the Schedule 13E-3. Each of Parent and the Company agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it and the Schedule 13E-3 and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable time.

            SECTION 8.3 Access to Information; Confidentiality. From the date hereof to the Effective Time of the Acquisition Merger, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors, counsel, financial advisors and other agents to, afford Acquisition and its representatives and the potential financing sources for the transactions contemplated by this Agreement reasonable access during normal business hours to its officers, employees, agents, properties, offices, centers and other facilities and to all books, contracts and records, and shall furnish Acquisition and such financing sources with all financial, operating and other data and information as Acquisition, through its representatives or such financing sources may from time to time reasonably request. Except as required by law, each of the Company and Acquisition will hold and cause their respective officers, directors, agents and employees to hold any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the letter dated November 13, 1998 between Vestar and the Company (the "Confidentiality Agreement").

            SECTION 8.4 No Solicitation. Neither the Company nor any of its subsidiaries (including Parent) shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its subsidiaries (including Parent) authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to, (a) solicit, initiate, encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person (other than Acquisition, Vestar or Vestar/Gray) relating to, other than the transactions contemplated by this Agreement and the Voting Agreement, (i) any acquisition or purchase of 10% or more of the consolidated assets of the Company (or, following the Reorganization Merger, Parent) and its subsidiaries or of 10% or more of any class of equity securities of the Company (or, following the Reorganization Merger, Parent) or any of its subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of the Company (or, following the Reorganization Merger, Parent) or any of its subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 10% or more of the consolidated assets of the Company (or, following the Reorganization Merger, Parent) , or
(iv) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Mergers or which would or would reasonably be expected to materially dilute the benefits to Acquisition of the transactions contemplated by this Agreement (collectively, "Transaction Proposals"), or agree to or endorse any Transaction Proposal, or
(b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Acquisition, Vestar or Vestar/Gray) to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit the Company, prior to the receipt of the Requisite Shareholder Approval, (A) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer or (B) from participating in negotiations or discussions with or furnishing information to any person in connection with a Transaction Proposal not solicited after the date hereof which is submitted in writing by such person to the Board of Directors of the Company after the date of this Agreement; provided, however, that prior to participating in any such discussions or negotiations or furnishing any information, the Company receives from such person an executed confidentiality agreement on terms not less favorable to the Company than the Confidentiality Agreement, a copy of which shall be provided for informational purposes only to Acquisition; and provided, further, that the Board of Directors of the Company shall have concluded in good faith, after consultation with its outside financial advisors, that such Transaction Proposal is reasonably likely to constitute a Superior Proposal (as defined below) and, after consultation with its outside legal counsel, that participating in such negotiations or discussions or furnishing such information is required in order to comply with its fiduciary duties to the shareholders of the Company under applicable law; and provided, further, that the Board of Directors of the Company shall not take any of the foregoing actions unless it provides Acquisition with prompt (but in no event later than 24 hours after the occurrence or commencement of such action) notice thereof. If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall, to the extent not prohibited in good faith by the terms of such Transaction Proposal, promptly inform Acquisition of the terms and conditions of such proposal and the identity of the person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. "Superior Proposal" means any of the transactions described in clause (i), (ii) or (iii) of the definition of Transaction Proposal (with all of the percentages included in the definition of such term raised to 51% for purposes of this definition) with respect to which the Board of Directors of the Company shall have concluded in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Transaction Proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's (or, following the Reorganization Merger, Parent's) shareholders from a financial point of view than the transactions contemplated by this Agreement, including the Mergers.

            SECTION 8.5 Employee Benefits Matters. For a period of at least 12 months following the Effective Time of the Acquisition Merger, Parent shall, or shall cause the Company to, provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of Parent, the Company and its subsidiaries which are no less favorable, in the aggregate, than those provided pursuant to the Company Plans (other than those related to Company Common Stock) in effect and disclosed to Acquisition on the date hereof; provided, however, that nothing herein shall prevent the amendment or termination of any such Company Plan (provided that following any such amendment or termination, the Company continues to satisfy the requirements of the first clause of this Section 8.5) or any employee, require that Parent, the Company (or any of its subsidiaries) provide or permit investment in the securities of Parent or interfere with Parent's or the Company's right or obligation to make such changes to any Company Plans as are necessary to conform with applicable law.

            SECTION 8.6 Directors' and Officers' Indemnification and Insurance.
(a) The articles of incorporation and by-laws of the Company following the Mergers shall contain provisions identical with respect to elimination of personal liability and indemnification to those set forth in Article V of the articles of incorporation of the Company and Article V of the by-laws of the Company, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time of the Acquisition Merger in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time of the Reorganization Merger or the Effective Time of the Acquisition Merger were directors, officers, agents or employees of the Company or Parent.

            (b) The Company shall maintain in effect for six years from the Effective Time of the Acquisition Merger policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than those policies maintained by the Company at the date hereof, with respect to matters occurring prior to the Effective Time of the Acquisition Merger, to the extent available, and having the maximum available coverage under the current policies of directors' and officers' liability insurance; provided that (i) the Company following the Acquisition Merger shall not be required to spend an amount in any year in excess of 150% of the annual aggregate premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent following the Acquisition Merger, for a cost not exceeding such amount, and (ii) such policies may in the sole discretion of the Company be one or more "tail" policies for all or any portion of the full six year period. The annual premium paid for such insurance in respect of the year ended December 31, 1998 was $108,000.

            SECTION 8.7 Notification of Certain Matters. The Company shall give prompt notice to Acquisition, and Acquisition shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate; (ii) any failure of Parent, the Company or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any material adverse change in the properties, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or the occurrence of an event known to the Company which would be reasonably likely to result in any such change; provided, however, that the delivery of any notice pursuant to this Section 8.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            SECTION 8.8 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Voting Agreement, including but not limited to (i) cooperation in the preparation and filing of the Form S-4, the Proxy Statement, the Schedule 13E-3, any required filings under the HSR Act and any amendments to any thereof,
(ii) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties, including parties to leases, loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Mergers, and the Voting Agreement, and (iii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations.

            (b) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the shares of Company Common Stock from the NYSE, provided that such delisting shall not be effective until after the Effective Time of the Acquisition Merger. The parties also acknowledge that it is Acquisition's intent that the shares of Parent Common Stock following the Acquisition Merger will not be quoted on the NYSE or any other national securities exchange or quoted in any inter-dealer quotation system.

            (c) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers, employees and advisers to provide, all cooperation reasonably necessary in connection with the arrangement of any financing to be consummated contemporaneously with or at or after the Closings in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company or Parent with respect to solvency matters, comfort letters of accountants and legal opinions as may be reasonably requested by Acquisition and taking such other actions as are reasonably required to be taken by the Company in the Commitment Letters. The parties acknowledge that the payment of any fees by the Company in connection with any Commitment Letters, other than pursuant to Section 10.3, shall be subject to the occurrence of the Closings. In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the reasonable request of Acquisition, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that no such prepayment or redemption shall themselves actually be made until contemporaneously with or after the Effective Time of the Reorganization Merger.

            (d) The Company shall cooperate with any reasonable requests of Acquisition or the SEC related to the recording of the Mergers as a recapitalization for financial reporting purposes, including, without limitation, to assist Acquisition and its affiliates with any presentation to the SEC with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with the SEC and all mailings to shareholders made in connection with the Mergers. In furtherance of the foregoing, the Company and/or Parent shall provide to Acquisition for the prior review of Acquisition's advisors any description of the transactions contemplated by this Agreement which is meant to be disseminated.

            (e) (i) Acquisition hereby agrees to use its reasonable best efforts, subject to normal conditions, to assist Parent and the Company in arranging the financing described in the Commitment Letters in respect of the transactions contemplated by this Agreement (as described in Section 9.3(f) hereof), including using its reasonable best efforts (A) to assist Parent and the Company in the negotiation of definitive agreements with respect thereto and
(B) to satisfy all conditions applicable to Acquisition in such definitive agreements. Acquisition and its affiliates shall not take any action which is intended to impair, hinder or delay the receipt of the proceeds of the financing described in the Commitment Letters on the terms set forth therein; provided that the foregoing shall not preclude Acquisition from providing the parties providing such financing with all relevant information relating to the Company and its business in connection with their due diligence investigation. Acquisition will keep the Company informed of the status of its efforts to assist Parent and the Company in arranging such financing, including making reports with respect to significant developments. In the event any portion of such financing becomes unavailable in the manner or from the sources originally contemplated, Acquisition will use its reasonable best efforts to assist Parent and the Company in arranging replacement financing. Each of Acquisition and the Company shall notify the other within 24 hours of its learning that any such financing will not be available on terms satisfactory to Acquisition or the Company.

            (ii) Subject to Parent having received the proceeds of the financing described in the Commitment Letters referred to in Section 6.6(b) and (c) on terms reasonably satisfactory to Acquisition, Acquisition at the Closings will be capitalized with a cash equity contribution in an amount of up to $146,526,664. It is understood that certain members of management of the Company may be afforded the opportunity to purchase Parent Common Stock representing not more than 5% of the outstanding capital stock of Parent. Acquisition will be under no obligation pursuant to the preceding sentence unless and until Parent receives the proceeds of the financing described in the Commitment Letters referred to in Section 6.6(b) and (c) on terms reasonably satisfactory to Acquisition. In addition, Acquisition will be under no obligation under any circumstances to be capitalized with cash equity of more than $146,526,664.

            (f) In case at any time after the Effective Time of the Reorganization Merger any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement shall use their reasonable best efforts to cause their proper officers and directors to take all such necessary action.

            (g) The Company and Parent shall make, subject to the condition that the transactions contemplated herein actually occur, any undertakings required in order to comply with the antitrust requirements or laws of any governmental entity, including the HSR Act, in connection with the transactions contemplated by this Agreement; provided that no such undertaking shall be agreed to or made unless reasonably acceptable to Acquisition.

            (h) The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, agreements, extensions or other waivers of rights necessary to ensure that all Leases and other Material Contracts remain in full force and effect for the benefit of the Company on substantially the same terms and conditions as in effect on the date hereof (without any material increase in amounts payable by the Company thereunder) immediately following the Effective Time of the Reorganization Merger, and Acquisition shall cooperate with the Company in obtaining such consents, approvals, agreements, extensions or other waivers of rights.

            SECTION 8.9 Public Announcements. Neither Parent, the Company nor Acquisition will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Voting Agreement, including the Mergers, without the other party's prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the NYSE. In addition to the foregoing, Acquisition and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties (including the Independent Committee) agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

            SECTION 8.10 Disposition of Litigation. The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Mergers and will cooperate with Acquisition to resist any such effort to restrain or prohibit or otherwise oppose the Mergers. The Company and Acquisition shall participate jointly in the defense of any shareholder litigation against the Company or Acquisition, as applicable, and their respective directors relating to the transactions contemplated by this Agreement.

            SECTION 8.11 Affiliates. Prior to the Closing Dates, the Company shall deliver to Acquisition a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Acquisition on or prior to the Closing Dates a written agreement substantially in the form attached as Exhibit A hereto.

            SECTION 8.12 Resignation of Directors. Prior to the Effective Time of the Acquisition Merger, the Company shall deliver to Acquisition evidence satisfactory to Acquisition of the resignation of the directors of the Company and Parent set forth in Section 8.12 of the Disclosure Schedule, effective at the Effective Time of the Acquisition Merger.

            SECTION 8.13 Stop Transfer Order. The Company acknowledges and agrees to be bound by and to comply with the provisions of the Voting Agreement as if a party thereto with respect to transfers of record ownership of shares of Company Common Stock, and agrees to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (as defined in the Voting Agreement) and that the Voting Agreement places limits on the voting of the Subject Shares and to do all other things as are necessary to effect the provisions of the Voting Agreement.

            SECTION 8.14 Certain Covenants of Parent and the Company. (a) Parent covenants and agrees that on or before the Effective Time of the Reorganization
Merger:

            (i) Qualification as Foreign Corporation. It will qualify to do business as a foreign corporation in the State of California, and in connection therewith will irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California GCL.

            (ii) Franchise Tax Filings. It will file any and all documents with the California Franchise Tax Board necessary to the assumption by Parent of all the franchise tax liabilities of the Company.

            (iii) Migration of Parent. It will take all actions necessary to liquidate its existence as a Barbados corporation as promptly as practicable following the date of this Agreement and continue its existence as a Delaware corporation.

            (b) Effective not later than the Effective Time of the Reorganization Merger, the Board of Directors of the Company shall adopt and approve an amendment to the Rights Agreement causing the Company Rights to expire as of the Effective Time of the Reorganization Merger.

                                   ARTICLE 9.

                            CONDITIONS TO THE MERGERS

            SECTION 9.1 Conditions to Obligation of Each Party to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction at or prior to the Effective Time of the Reorganization Merger of the following conditions:

            (a) Requisite Shareholder Approval. The principal terms of this Agreement and the Reorganization Merger shall have been approved by the Requisite Shareholder Approval.

            (b) HSR Act. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

            (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of either or both of the Mergers or the transactions contemplated by the Voting Agreement shall be in effect; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction, order, restraint or prohibition vacated.

            (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material Blue Sky and other state securities laws applicable to the registration and qualification of Parent Common Stock following the Mergers shall have been complied with.

            (e) Statutes. No statute, rule or regulation shall have been enacted by any Governmental Entity that would make the consummation of either Merger illegal.

            (f) Migration of Parent. The migration of the jurisdiction of incorporation of Parent from Barbados to Delaware pursuant to Section 356 of the Company Laws of Barbados shall have been consummated.

            SECTION 9.2 Additional Condition to the Acquisition Merger. The obligations of Acquisition and Parent to effect the Acquisition Merger are subject to the Reorganization Merger having become effective in accordance with the California GCL.

            SECTION 9.3 Conditions to Obligation of Acquisition to Consummate the Acquisition Merger. The obligations of Acquisition to effect the Acquisition Merger are further subject to the satisfaction at or prior to the Effective Time of the Acquisition Merger of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company and Parent set forth in this Agreement to the extent qualified as to materiality shall be true and correct and any such representations and warranties to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Dates as though made on and as of the Closing Dates (other than representations and warranties which address matters only as of a certain date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). Acquisition shall have received a certificate signed on behalf of Parent and the Company by the chief executive officer and the chief financial officer of Parent and the Company to the effect set forth in this paragraph and paragraph (b) below.

            (b) Performance of Obligations of the Company. Parent and the Company shall have performed the obligations required to be performed by them under this Agreement at or prior to the Closing Dates (except for such failures to perform as have not had or would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or materially adversely affect the ability of the Company and Parent to consummate the transactions herein contemplated or perform its obligations hereunder).

            (c) Consents, etc. Acquisition shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties listed on Section 9.3 of the Disclosure Schedule have been obtained without, in the case of third parties, the payment or imposition of any material costs or obligations or the exercise of preemptive rights.

            (d) No Material Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of either of the Mergers or any of the other transactions contemplated by this Agreement or the Voting Agreement or seeking to obtain from Acquisition or any of its affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its subsidiaries of any material portion of the business or assets of the Company or any of its subsidiaries or (iii) seeking to impose limitations on the ability of Acquisition (or any designee of Acquisition pursuant to the Voting Agreement) or any shareholder of Acquisition or the Company to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company.

            (e) Affiliate Letters. Acquisition shall have received the agreements referred to in Section 8.11.

            (f) Financing. Parent shall have received the proceeds of financing on the terms and conditions specifically identified in the Commitment Letters described in Section 6.6(b) and (c) or upon terms and conditions which are, in the reasonable judgment of Acquisition, substantially equivalent thereto, and to the extent that any terms and conditions are not specifically identified in the Commitment Letters, on terms and conditions reasonably satisfactory to Acquisition.

            (g) Certain Transactions. The Management Shareholders and Vestar/Gray shall have consummated the transactions contemplated by
      Section 4 of the Voting Agreement and entered into the agreement contemplated by Section 4 of the Voting Agreement.

            (h) No Material Adverse Effect. Since the date of this Agreement, no event shall have occurred that has had, or that would be reasonably likely to have, a Material Adverse Effect.

            SECTION 9.4 Conditions to Obligation of Parent to Consummate the Acquisition Merger. The obligations of Parent to effect the Acquisition Merger are further subject to the satisfaction at or prior to the Effective Time of the Acquisition Merger of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Acquisition set forth in this Agreement to the extent qualified as to materiality shall be true and correct and any such representations and warranties to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Dates as though made on and as of the Closing Dates (other than representations and warranties which address matters only as of a certain date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). Parent shall have received a certificate signed on behalf of Acquisition by an authorized officer of Acquisition to the effect set forth in this paragraph and in paragraph (b) below.

            (b) Performance of Obligations of Acquisition. Acquisition shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Dates (except for such failures to perform as have not had or would not reasonably be expected, either individually or in the aggregate, to materially adversely affect the ability of Acquisition to consummate the transactions herein contemplated or perform its obligations hereunder).

                                   ARTICLE 10.

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 10.1 Termination. This Agreement may be terminated and the Acquisition Merger contemplated hereby may be abandoned at any time prior to the Effective Time of the Reorganization Merger and, except as set forth below, notwithstanding approval hereof by the shareholders of the Company, Acquisition and Parent, provided that such termination shall have been approved by the Board of Directors of such party or a duly authorized committee thereof:

            (a) By mutual written consent of Acquisition and the Company;

            (b) By Acquisition or the Company if any court of competent jurisdiction, arbitrator or other Governmental Entity located or having jurisdiction within the United States or any country or economic region in which either the Company or Acquisition, directly or indirectly, has material assets or operations, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of either of the Mergers or any of the transactions contemplated by this Agreement or the Voting Agreement, or otherwise altering the terms of any of the foregoing in any significant respect, and such order, decree, ruling or other action is or shall have become final and nonappealable;

            (c) By Acquisition or the Company if the Mergers shall not have been consummated on or before July 15, 1999, provided that the right to terminate this Agreement under this Section 10.1(c) shall not be available to the party whose action or failure to act has been the cause of or resulted in the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (d) By Acquisition or the Company if the Requisite Shareholder Approval shall not have been obtained at a duly held meeting of shareholders or at any adjournment thereof;

            (e) By Acquisition, if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to Acquisition its approval or recommendation of this Agreement or any of the transactions contemplated herein, (ii) failed as promptly as reasonably practicable after the Form S-4 is declared effective to mail the Proxy Statement to its shareholders or failed to include in such statement such recommendation, (iii) approved, recommended or entered into an agreement with respect to, or consummated, any Transaction Proposal from a person other than Acquisition or any of its affiliates, (iv) resolved to do any of the foregoing or (v) in response to the commencement of any tender offer or exchange offer for 10% or more of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer;

            (f) By the Company, prior to the receipt of the Requisite Shareholder Approval, if, (i) pursuant to and in compliance with Section
      8.1 hereof, the Board of Directors of the Company withdraws, modifies or amends in a manner adverse to Acquisition its recommendation referred to in Section 5.21 (or publicly announces its intention to do so) or (ii) the Company or its Board of Directors approves a Superior Proposal; provided, however, that (A) the Company shall have complied with Section 8.4, (B) the Board of Directors of the Company shall have concluded in good faith, after consultation with its outside legal counsel and financial advisors, that such proposal is a Superior Proposal and (C) the Board of Directors shall have concluded in good faith, after consultation with its outside legal counsel, that approving and entering into an agreement in connection with, and consummating, such Superior Proposal is required in order to comply with its fiduciary duties to the shareholders of the Company under applicable law; provided, that this Agreement may not be terminated pursuant to this Section 10.1(f) unless (A) concurrently with such termination, the Company pays to Acquisition the Termination Fee and (B) the Company shall have provided Acquisition with at least 48 hours advance notice of such termination; or

            (g) (i) by the Company, if Acquisition breaches any of its representations, warranties, covenants or agreements contained in this Agreement which is reasonably likely to materially adversely affect Acquisition's ability to consummate the Acquisition Merger and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after the Company has furnished Acquisition with written notice of such breach or (ii) by Acquisition, if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement which is reasonably likely to have a Material Adverse Effect or which is reasonably likely to materially adversely affect the Company's ability to consummate either or both of the Mergers and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after Acquisition has furnished the Company with written notice of such breach.

            SECTION 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 10.3 and Section 11.1; provided, however, that nothing herein shall relieve any party from liability for any wilful breach hereof.

            SECTION 10.3 Termination Fees and Expenses. (a) The Company shall (provided that Acquisition is not then in material breach of its obligations under this Agreement) upon the termination of this Agreement in accordance with
Section 10.1(c) (in the event that the Closings shall not have occurred, in whole or in part, by reason of the failure of the conditions set forth in
Section 9.1(f), 9.2 (to the extent that all relevant conditions have been satisfied or waived and the Company fails to cause the Reorganization Merger to be consummated) or Section 9.3(a), (b), (c) (other than consents from Robert E. Gray, Marie Gray and Kelly Gray or any entity controlled by any of them), (e) (other than letters from Robert E. Gray, Marie Gray and Kelly Gray), (f) (unless such financing is not received due to (i) the occurrence of a material disruption of or material adverse change in financial, banking or capital market conditions, (ii) a competing offering, placement or arrangement of debt securities or bank financing by or on behalf of the Borrower, the Company or any subsidiary thereof that was undertaken by, on behalf of (with Vestar's consent), or at the direction of Vestar or its affiliates, or (iii) a material disruption or material adverse change in the market for new issues of high yield securities or the financial or capital markets in general) or (h)), 10.1(e), 10.1(f) or 10.1(g)(ii), promptly, but in no event later than two business days following written notice thereof, together with reasonable supporting documentation, reimburse Acquisition, in an aggregate amount of up to $1.5 million, for all reasonable out-of-pocket expenses and fees (including fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, advisors, experts and consultants to Acquisition and its affiliates), whether incurred prior to, concurrently with or after the execution of this Agreement, in connection with the Mergers and the consummation of all transactions contemplated by this Agreement, the Voting Agreement and the financing thereof (collectively, the "Expenses"). Such payment, together with any Termination Fee which may be paid, shall serve as full liquidated damages in respect of such breach, and Acquisition hereby waives all claims against the Company and Parent and their respective subsidiaries in respect of the breach or breaches occasioning the payment pursuant to this Section 10.3(a). It is understood that in the event that Acquisition is paid a Termination Fee pursuant to Section 10.3(c) or (d), to the extent not previously paid, no amounts shall be payable as Expenses.

            (b) Acquisition shall (provided that neither Parent nor the Company is then in material breach of its obligations under this Agreement) following the termination of this Agreement in accordance with Section 10.1(c) (in the event that the Closings shall not have occurred by reason of the failure of the conditions set forth in Sections 9.4(a) or 9.4(b)) or 10.1(g)(i), promptly, but in no event later than two business days following written notice thereof, together with reasonable supporting documentation, reimburse Parent and Company, in an aggregate amount of up to $1.5 million for all reasonable out-of-pocket expenses and fees (including payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, advisors, experts and consultants to Parent, the Company and their respective affiliates), whether incurred prior to, concurrently with or after the execution of this Agreement, in connection with the Mergers and the consummation of all transactions contemplated by this Agreement, the financing hereof and consents related hereto. Such payment shall serve as full liquidated damages in respect of such breach and Parent and the Company hereby waive, on behalf of themselves and their subsidiaries, all claims against Acquisition and its affiliates in respect of the breach or breaches occasioning the payment pursuant to this Section 10.3(b) less any amount previously paid to Acquisition in respect of Expenses..

            (c) In the event that this Agreement is terminated by Acquisition pursuant to Section 10.1(e) or by the Company pursuant to Section 10.1(f), the Company shall pay to Acquisition by wire transfer of immediately available funds to an account designated by Acquisition on the next business day following such termination (or, in the case of a termination pursuant to Section 10.1(f), prior to the effectiveness of such termination) an amount equal to $14 million (the "Termination Fee") less any amount previously paid to Acquisition in respect of Expenses.

            (d) If all of the following events have occurred:

            (i) a Transaction Proposal is commenced, publicly disclosed, publicly proposed or otherwise formally communicated to the Company, Parent or the Independent Committee at any time on or after the date of this Agreement but prior to any termination of this Agreement and either
      (A) Acquisition or the Company terminates this Agreement pursuant to
      Section 10.1(c) (unless such termination shall have occurred, in whole or in part, due to the failure of the condition set forth in Section 9.3(f) due to (i) the occurrence of a material disruption of or material adverse change in financial, banking or capital market conditions, (ii) a competing offering, placement or arrangement of debt securities or bank financing by or on behalf of the Borrower, the Company or any subsidiary thereof that was undertaken by, on behalf of (with Vestar's consent), or at the direction of Vestar or its affiliates, or (iii) a material disruption or material adverse change in the market for new issues of high yield securities or the financial or capital markets in general) or (B) Acquisition or the Company terminates this Agreement pursuant to Section 10.1(d) or (C) Acquisition terminates this Agreement pursuant to Section 10.1(g)(ii); and

            (ii) thereafter, within 12 months of the date of such termination, the Company or Parent enters into a definitive agreement with respect to, or consummates, the Transaction Proposal referred to in clause (i) above or a Superior Proposal (whether or not such Superior Proposal was commenced, publicly disclosed, publicly proposed or otherwise communicated to the Company or Parent prior to such termination);

then, the Company shall pay to Acquisition, concurrently with the earlier of the execution of such definitive agreement or the consummation of such Transaction Proposal, an amount equal to the Termination Fee (less any amount previously paid to Acquisition in respect of Expenses), it being agreed that one third of such Termination Fee shall be payable upon the execution of such definitive agreement and the remaining two thirds of such Termination Fee (or, if no definitive agreement shall have been signed, all of such Termination Fee less any amount previously paid to Acquisition in respect of Expenses) shall be payable upon the consummation of such Transaction Proposal or Superior Proposal.

            (e) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided that all expenses of Acquisition shall be paid by the Company at or following the Effective Time of the Merger.

            SECTION 10.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time of the Reorganization Merger; provided, however, that, after approval of the Mergers and adoption of this Agreement by the shareholders of the Company, Acquisition and Parent, as applicable, no amendment may be made which by law requires the further approval of such shareholders without such further approval.

            SECTION 10.5 Waiver. At any time prior to the Effective Time of the Reorganization Merger, any party hereto may by action taken by or on behalf of its respective

Board of Directors (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE 11.

                               GENERAL PROVISIONS

            SECTION 11.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any instrument delivered pursuant hereto shall terminate at the Effective Time of the Acquisition Merger or upon the termination of this Agreement pursuant to Section 10.1, as the case may be, except that the agreements set forth in Section 8.6 shall survive the Effective Time of the Acquisition Merger and those set forth in Sections 8.3, 10.3 and this Section 11.1 shall survive termination of this Agreement.

            SECTION 11.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy with confirmation or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Acquisition:

                  c/o Vestar Capital Partners III, L.P.
                  1225 17th Street, Suite 1660
                  Denver, Colorado  80202
                  Attention: James P. Kelley
                  Facsimile: (303) 292-6639

            with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Attention:  Robert L. Friedman, Esq.
                  Facsimile:  (212) 455-2502

                  Hewitt & McGuire, LLP
                  19900 MacArthur Boulevard, Suite 1050
                  Irvine, California 92612
                  Attention: Paul A. Rowe, Esq.
                  Facsimile: (949) 798-0511

            if to the Company or Parent:

                  St. John Knits, Inc.
                  17422 Derian Avenue
                  Irvine, California  92614
                  Attention:  Robert E. Gray
                  Facsimile:  (949) 223-3272

            with a copy to:

                  O'Melveny & Myers LLP
                  610 Newport Center Drive
                  Newport Beach, California 92660-6429
                  Attention: Karen K. Dreyfus
                  Facsimile: (949) 823-6994

                  and

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue
                  Los Angeles, California 90071
                  Attention: Brian J. McCarthy, Esq.
                  Facsimile: (213) 687-5600

            SECTION 11.3 Certain Definitions and Interpretations. For purposes of this Agreement, the term:

            (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

            (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock;

            (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

            (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States;

            (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

            (f) "subsidiary" or "subsidiaries" of the Company, or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity (and, for the avoidance of doubt, it is understood that such term shall include and shall refer to Parent, Amen Wardy Home Stores, LLC and St. John/Varian Development Corporation).

When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Unless the context otherwise requires, the use of the singular shall include the plural, the use of the masculine shall include the feminine, and vice versa. As used in this Agreement, the antecedent of any personal pronoun shall be deemed to be only the next preceding proper noun or nouns, as appropriate for such pronoun. As used in this Agreement, any reference to any law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such law, rule or regulation.

            SECTION 11.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

            SECTION 11.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement. This Agreement shall not be assigned by operation of law or otherwise, except that Acquisition may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Acquisition or Vestar/Gray, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

            SECTION 11.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, with respect to the provisions of Section 8.6 and 10.3, shall inure to the benefit of the persons or entities benefitting from the provisions thereof who are intended to be third-party beneficiaries thereof. Except as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            SECTION 11.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, except for Articles 1 and 2, which shall be governed by the laws of the State of California.

            SECTION 11.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 11.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 11.10 Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the States of California or Delaware or any California or Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the States of California or Delaware or any California or Delaware state court, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding may be served on any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the States of California or Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 11.2, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

            IN WITNESS WHEREOF, the Company, Acquisition, Merger Sub and Parent have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                      ST. JOHN KNITS, INC.

                                      By: /s/ Robert E. Gray
                                          ----------------------


                                      PEARL ACQUISITION CORP.

                                      By: /s/ James P. Kelley
                                          ----------------------


                                      SJKACQUISITION, INC.

                                      By: /s/ Robert E. Gray
                                          ----------------------


                                      ST. JOHN KNITS INTERNATIONAL, INCORPORATED

                                      By: /s/ Roger Ruppert
                                          ----------------------

                                    Exhibit A

                            Form of Affiliate Letter

Gentlemen:

            The undersigned, a holder of shares of common stock, no par value ("Company Common Stock"), of St. John Knits International, Incorporated, a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with Pearl Acquisition Corp., a Delaware corporation, securities (the "Securities") of the Company. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Act"), although nothing contained herein should be construed as an admission of such fact.

            If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Securities retained by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

            The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Securities retained by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

            In the event of a sale or other disposition by the undersigned of Securities pursuant to Rule 145, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Securities sold as indicated in the letter.

            The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities retained by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from independent counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Act.

            The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities and (ii) the receipt by Acquisition of this letter is an inducement and a condition to Acquisition's obligations to consummate the Merger.

                                        Very truly yours,


Dated:

                                                                         ANNEX I
                                                                    TO Exhibit A


[Name]                                                                    [Date]

            On __________________ the undersigned sold the securities ("Securities") of St. John Knits International, Incorporated (the "Company") described below in the space provided for that purpose (the "Securities"). The Securities were retained by the undersigned in connection with the merger of Pearl Acquisition Corp. with and into the Company.

            Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

            The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                        Very truly yours,


              [Space to be provided for description of securities]